EXHIBIT 10.8

THIS TRUST INDEMNIFICATION AGREEMENT (this “Agreement”), dated as of [______], 2014, is made and entered into by and among Committed Capital Acquisition Corporation II, a Delaware corporation (the “Company”), Broadband Capital Management LLC (“Broadband”) and Michael Rapoport (a/k/a Michael Rapp) (“Rapp”).

RECITALS

WHEREAS, the Company is engaged in an initial public offering (the “Offering”) pursuant to which the Company will issue and deliver up to 8,050,000 units (the “Units”) (including up to 1,050,000 Units subject to an over-allotment option granted to the underwriters of the Offering), with each Unit comprised of one share of the common stock, par value $0.00001 per share (the “Common Stock”), of the Company and one warrant, where each warrant entitles the holder to purchase one-half of one share of Common Stock for $2.50 per half share ($5.00 per whole share), subject to adjustment (each, a “Warrant,” and collectively, the “Warrants”); and

WHEREAS, the Company has filed with the Securities and Exchange Commission a registration statement on Form S-1, No. 333-___ (the “Registration Statement”) for the registration, under the Securities Act of 1933, as amended (the “Securities Act”), of the Units, the Warrants and Common Stock included in the Units, and a related prospectus (the “Prospectus”); and

WHEREAS, the gross proceeds of the Offering will be deposited in a trust account (the “Trust Account”) at J.P. Morgan Chase Bank, N.A. and managed by Continental Stock Transfer & Trust Company, as trustee, as described in the Registration Statement and the Prospectus; and

WHEREAS, Broadband and Rapp desire to enter into this Agreement in order to facilitate the Offering and the other transactions contemplated in the Registration Statement and the Prospectus, including any merger, capital stock exchange, asset acquisition, stock purchase, reorganization or other similar business combination by the Company with one or more businesses (a “Business Transaction”).

NOW, THEREFORE, in consideration of the representations, covenants and agreements contained herein, and certain other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

1.          In the event of the liquidation of the Trust Account without the consummation of an initial Business Transaction, each of Broadband and Rapp (the “Indemnitors”) agree to jointly and severally indemnify and hold harmless the Company against any and all loss, liability, claim, damage and expense whatsoever (including, but not limited to, any and all legal or other expenses reasonably incurred in investigating, preparing or defending against any litigation, whether pending or threatened, or any claim whatsoever) to which the Company may become subject as a result of any claim by (i) any third party for services rendered or products sold to the Company or (ii) a prospective target business with which the Company has entered into an acquisition agreement (a “Target”); provided, however, that such indemnification of the Company by the Indemnitors shall apply only to the extent necessary to ensure that such claims by a third party for services rendered (other than the Company’s independent public accountants) or products sold to the Company or a Target do not reduce the amount of funds in the Trust Account below $5.00 per share of the Common Stock sold in the Offering, and, provided, further, that such indemnification of the Company by the Indemnitors shall apply only if such third party or Target has not executed an agreement waiving claims against all rights to seek access to the Trust Account whether or not such agreement is enforceable. In the event that any such executed waiver is deemed to be unenforceable against such third party, the Indemnitors shall not be responsible for any liability as a result of any such third party claims. Notwithstanding any of the foregoing, such indemnification of the Company by the Indemnitors shall not apply as to any claims under the Company’s obligation to indemnify the underwriters of the Offering against certain liabilities, including liabilities under the Securities Act. The Indemnitors shall have the right to defend against any such claim with counsel of its choice reasonably satisfactory to the Company if, within 15 days following written receipt of notice of the claim to the undersigned, the undersigned notifies the Company in writing that the Indemnitors shall undertake such defense.

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2.          This Agreement constitutes the entire agreement and understanding of the parties hereto in respect of the subject matter hereof and supersedes all prior understandings, agreements, or representations by or among the parties hereto, written or oral, to the extent they relate in any way to the subject matter hereof or the transactions contemplated hereby. This Agreement may not be changed, amended, modified or waived (other than to correct a typographical error) as to any particular provision, except by a written instrument executed by the parties hereto.

3.          No party may assign either this Agreement or any of his, her or its rights, interests, or obligations hereunder without the prior written consent of the other party. Any purported assignment in violation of this paragraph shall be void and ineffectual and shall not operate to transfer or assign any interest or title to the purported assignee. This Agreement shall be binding on the undersigned and each of his or its heirs, personal representatives, successors and assigns.

4.          This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction. The parities hereto (i) agree that any action, proceeding, claim or dispute arising out of, or relating in any way to, this Agreement shall be brought and enforced in the courts of New York, in the State of New York, and irrevocably submits to such jurisdiction and venue, which jurisdiction and venue shall be exclusive and (ii) waives any objection to such exclusive jurisdiction and venue or that such courts represent an inconvenient forum.

5.          Any notice, statement or demand authorized by this Agreement shall be sufficiently given (i) when so delivered if by hand or overnight delivery, (ii) the date and time shown on a telefacsimile transmission confirmation, or (ii) if sent by certified mail or private courier service within five (5) days after deposit of such notice, postage prepaid. Such notice, statement or demand shall be addressed as follows:

If to the Company:

Committed Capital Acquisition Corporation II

c/o Broadband Capital Management LLC

712 Fifth Avenue, 22nd Floor

New York, NY 10019

Attn: Michael Rapp

Fax No.: (212) 702-9830

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If to Broadband:

Broadband Capital Management LLC

712 Fifth Avenue, 22nd Floor

New York, NY 10019

Attn: Michael Rapp

Fax No.: (212) 702-9830

If to Rapp:

Michael Rapp

c/o Broadband Capital Management LLC

712 Fifth Avenue, 22nd Floor

New York, NY 10019

Fax No.: (212) 702-9830

with a copy in each case (which shall not constitute notice) to:

Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.

666 Third Avenue

New York, NY 10017

Fax: 212-692-6732

Attn: Jeffrey P. Schultz, Esq.

6.          This Agreement may be executed in any number of original or facsimile counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

7.          This Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Agreement or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible and be valid and enforceable.

8.          This Agreement shall terminate on the earlier of (i) the expiration of the Lock-Up Period (as defined in the Letter Agreement, dated even date herewith, between the Company and Rapp), or (ii) the liquidation of the Trust Account; provided, however, that this Agreement shall earlier terminate in the event that the Offering is not consummated and closed by June 30, 2014.

[SIGNATURE PAGES FOLLOW]

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IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed as of the date first written above.

COMMITTED CAPITAL ACQUISITION
CORPORATION II, a Delaware corporation

By:
Name: Michael Rapoport
Title: Chief Executive Officer and Chairman

Michael Rapoport

BROADBAND CAPITAL MANAGEMENT LLC

By:
Name:
Title:

[Trust Indemnification Agreement]